                          EXHIBIT 21

                 SUBSIDIARIES OF THE COMPANY

                 SUBSIDIARIES OF THE COMPANY           Exhibit 21



                                                 State or Country
                    Name                         of Incorporation
---------------------------------------------    ----------------

Atlantic Utilities                                   Delaware
Atlantic Gas Corporation                             Delaware
ConTigo, Inc.                                        Delaware
Energia Estrella del Sur, S. A. de C. V.             Mexico
Energy WorX, Inc.                                    Delaware
KellAir Aviation Company                             Delaware
Lavaca Realty Company                                Delaware
Mercado Gas Services Inc.                            Delaware
Norteno Pipeline Company                             Delaware
Southern Union Energy International, Inc.            Delaware
Southern Union Financing I                           Delaware
Southern Union International Investments, Inc.       Delaware
Southern Union Total Energy Systems, Inc.            Delaware
Southern Transmission Company                        Delaware
SUPro Energy Company                                 Delaware



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Note: Six other wholly-owned subsidiaries of Southern Union Com-pany, Southern Union Financing II (a Delaware corpora-tion), Southern Union Financing III (a Delaware corporation), Southern Union Gas Company, Inc. (a Delaware corporation), Southern Union Gas Company, Inc. (a Texas corporation), Western Utilities, Inc. (a Delaware corpora-
       tion) and Western Utilities, Inc. (a New Mexico corpora-
       tion), conduct no business except to the extent necessary to hold their name.